EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 19 to Form S-11 on Form S-3 No. 333-160748) of Steadfast Income REIT, Inc. and in the related Prospectus of our report dated March 18, 2016, with respect to the consolidated financial statements and schedule of Steadfast Income REIT, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Irvine, California
March 18, 2016